Exhibit 3.3

NEVADA STATE BUSINESS LICENSE Tribal Rides International Corp. Nevada Business Identification # NV20141353904 Expiration Date: 05/31/2021 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/25/2021. Certificate Number: B202102251456743 You may verify this certificate online at http://www.nvsos.gov BARBARA K. CEGAVSKE Secretary of State

NEVADA STATE BUSINESS LICENSE Tribal Rides International Corp. Nevada Business Identification # NV20141353904 Expiration Date: 05/31/2021 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/25/2021. Certificate Number: B202102251456743 You may verify this certificate online at http://www.nvsos.gov BARBARA K. CEGAVSKE Secretary of State

Filed in the Office of Secretary of State State Of Nevada Business Number E0278042014 - 8 Filing Number 20211259438 Filed On 2/24/2021 9:37:00 AM Number of Pages 1